Exhibit 10.2

AMENDMENT TO SERVICE AGREEMENTS

     THIS AMENDMENT (“Amendment”) entered into this 15th day of March, 2005, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as Seller, first party, and PIEDMONT NATURAL GAS COMPANY, INC., hereinafter referred to as Buyer, second party,

W I T N E S S E T H:

     WHEREAS, Seller and Buyer entered into that certain Service Agreement dated February 1, 1992 under Seller’s Rate Schedule FT pursuant to which Seller provides firm transportation service for Buyer of a Transportation Contract Quantity of 212,382 dt per day (Seller’s Contract No. 1003702), and Seller and Buyer entered into that certain Service Agreement dated February 1, 1992 under Seller’s Rate Schedule FT pursuant to which Seller provides firm transportation service for Buyer of a Transportation Contract Quantity of 6,935 dt (Seller’s Contract No. 1003045), and Seller and Buyer entered into that certain Service Agreement dated February 1, 1992 under Seller’s Rate Schedule FT pursuant to which Seller provides firm transportation service for Buyer of a Transportation Contract Quantity of 10,764 dt (Seller’s Contract No. 1003922), and Seller and Buyer entered into that certain Service Agreement dated February 1, 1992 under Seller’s Rate Schedule FT pursuant to which Seller provides firm transportation service for Buyer of a Transportation Contract Quantity of 145,935 dt (Seller’s Contract No. 1003717) (such Service Agreements hereinafter referred to individually as “Service Agreement #1003702”, “Service Agreement #1003045”, “Service Agreement #1003922”, and “Service Agreement #1003717”, respectively, and collectively as the “Service Agreements”); and

     WHEREAS, Section 22 of the General Terms and Conditions of Seller’s FERC Gas Tariff (“Section 22”) permits Seller and Buyer to mutually agree to consolidate (and terminate, as necessary) multiple service agreements into a single service agreement provided certain conditions are satisfied; and

     WHEREAS, Buyer has requested consolidation of the Service Agreements, and Seller has determined that such consolidation is permitted under Section 22 subject to the receipt of Natural Gas Act section 7 certificate amendment and abandonment authorization from the Federal Energy Regulatory Commission (“Commission”) in a manner acceptable to Seller and Buyer (“Regulatory Authorizations”); and

     WHEREAS, Seller and Buyer have agreed to accomplish that consolidation by amending Service Agreement #1003702 to include Buyer’s Transportation Contract Quantity from Service Agreement #1003045, Service Agreement #1003922 and Service Agreement #1003717, and terminating Service Agreement #1003045, Service Agreement #1003922 and Service Agreement #1003717, following receipt of the Regulatory Authorizations; and

     WHEREAS, the Commission has granted the Regulatory Authorizations by order issued January 28, 2005 in Docket No. CP05-23-000, which Regulatory Authorizations are final and no longer subject to rehearing.

     NOW, THEREFORE, Seller and Buyer agree as follows:

1. Effective 9:00 a.m. Central Clock Time on April 1, 2005 (the “Effective Date”), Article I of Service Agreement #1003702 is hereby deleted in its entirety and replaced by the following:

“ARTICLE I
GAS TRANSPORTATION SERVICE

1. Subject to the terms and provisions of this agreement and of Seller’s Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to a Transportation Contract Quantity “TCQ”) of 376,016 dt per day.

2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 and, if applicable, Section 42 of the General Terms and Conditions of Seller’s FERC Gas Tariff.”

2. Effective 9:00 a.m. Central Clock Time on the Effective Date, Article IV of Service Agreement #1003702 is hereby deleted in its entirety and replaced by the following:

“ARTICLE IV
TERM OF AGREEMENT

     This agreement shall be effective as of February 1, 1992 and shall remain in force and effect until 9:00 a.m. Central Clock Time February 1, 2013, and thereafter until terminated by Seller or Buyer upon at least three (3) years written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller’s reasonable judgment fails to demonstrate credit worthiness, and (b) Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller’s Volume No. 1 Tariff. As set forth in Section 8 of Article II of Seller’s August 7, 1989 revised Stipulation and Agreement in Docket Nos. RP88-68 et.al. (a) pregranted abandonment under Section 284.221(d) of the Commission’s Regulations shall not apply to any long term conversions from firm sales service to transportation service under Seller’s Rate Schedule FT and (b) Seller shall not exercise its right to terminate this service agreement as it applies to transportation service resulting from conversions from firm sales service so long as Buyer is willing to pay rates no less favorable than Seller is otherwise able to collect from third parties for such service.

3. Effective 9:00 a.m. Central Clock Time on the Effective Date, Exhibit A of Service Agreement #1003702 is hereby deleted in its entirety and replaced by the Exhibit A attached hereto.

4. Effective 9:00 a.m. Central Clock Time on the Effective Date, Exhibit B of Service Agreement #1003702 is hereby amended to include the following additional Points of Delivery, at Seller’s available pipeline pressure except where noted. Deliveries to or for the account of Buyer at the points of delivery shall be subject to the limits of the Delivery Point Entitlement (“DPEs”) of the entities receiving the gas at the points of delivery, as such DPEs are set forth in Seller’s FERC Gas Tariff, as amended from time to time.

     Gaffney Meter Station, located at milepost 1233.66 on Seller’s main transmission line in Cherokee County, South Carolina.

     Tidewater Meter Station, located at milepost 1287.10 on Seller’s main transmission line in Iredell County, North Carolina, at the discharge side of Seller’s Compressor Station No. 150.

     Bethany Meter and Regulator Station, located at milepost 1365.98 on Seller’s main transmission line adjacent to North Carolina State Highway No. 65, (approximately 3.2 miles southwest from Seller’s Compressor Station No. 160), Rockingham County, North Carolina.

     Reidsville Meter and Regulator Station located at milepost 1377.73 on Seller’s main transmission line on the northeasterly side of State Highway No. 87, approximately 6.5 miles northwesterly from the City of Reidsville, Rockingham County, North Carolina.

     Draper Meter and Regulator Station, located at milepost 1386.34 on Seller’s main transmission line on the southeasterly side of State Highway No. 770, approximately 7 miles easterly of the City of Leaksville, Rockingham County, North Carolina.

     Spray Meter Station, located at milepost 1382.53 on Seller’s main transmission line adjacent to Transco’s Dan Diver Meter Station, approximately 0.5 miles south of Dan River, Rockingham County, North Carolina.

     Pleasant Hill Meter Station, located on Seller’s Virginia-North Carolina sales lateral, adjacent to State Highway No. 48 approximately 1.5 miles west of the intersection of State Highway No. 48 and U.S. Highway No. 301 Northampton County, North Carolina. At the Pleasant Hill Meter Station, upon at least twelve hours advance written notice from Buyer to Seller’s Gas Control Department, Seller will deliver gas at a pressure not less than 650 pounds per square inch gauge (psig) during the period October 1 through April 1 and not less than 550 pounds psig during the period May 1 through September 30, or at such other pressures as may be agreed upon in the day-to-date operations of Buyer and Seller.

     Conway Meter Station, located on Seller’s Virginia-North Carolina sales lateral, on State Highway No. 35 approximately 0.5 miles north of the intersection of State Highway No. 35 and State Highway No. 1535, Northampton County, North Carolina.

     Murfreesboro Meter Station, located on Seller’s Virginia-North Carolina sales lateral, adjacent to State highway No. 1159, just east of the Northampton-Hertford County line, Hertford County, North Carolina.

     Ahoskie Meter Station, located at the terminus of Seller’s Virginia-North Carolina sales lateral approximately 1.2 miles west of Ahoskie, Hertford County, North Carolina.

5. Except as specifically amended hereby, all of the terms and conditions of Service Agreement #1003702 shall remain in full force and effect.

6. Effective 9:00 a.m. Central Clock Time on the Effective Date, Service Agreement #1003045, Service Agreement #1003922 and Service Agreement #1003717 are hereby terminated and shall be of no further force or effect from and after that date. Termination of Service Agreement #1003045, Service Agreement #1003922 and Service Agreement #1003717 as set forth herein shall not relieve either party of rights, duties or obligations under Service Agreement #1003045, Service Agreement #1003922 and Service Agreement #1003717 that accrue during or relate to the period prior to the termination date.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers or representatives thereunto duly authorized.

TRANSCONTINTENAL GAS PIPE	PIEDMONT NATURAL GAS
LINE CORPORATION (“Seller”)	COMPANY, INC. (“Buyer”)

By /s/ Frank J. Ferazzi	By /s/ Franklin H. Yoho

Frank J. Ferazzi	Franklin H. Yoho
Vice President	Senior Vice President
Commercial Operations